ALMADEN MINERALS LTD.

Audit Committee Charter

Purpose

To assist the Board of Directors in fulfilling its oversight responsibilities for the financial reporting process, the system of internal control over financial reporting, the audit process, and the company’s process for monitoring compliance with laws and regulations and the code of conduct.

Authority

The audit committee has authority to conduct or authorize investigations into any matters within its scope of responsibility.  It is empowered to:

  With the consent of the board, retain outside counsel, accountants or others to advise the committee or assist in the conduct of an investigation

  Seek any information it requires from employees-all of whom are directed to cooperate with the committee’s requests-or external parties.

  Meet with company officers,external auditors or outside counsel, as necessary.

Composition

The audit committee will consist of at least two and no more than four members of the board of directors.  The board will appoint committee members and the committee chair.

Each committee member be both independent and financially literate, as defined by applicable regulation and the board of directors.  At least one member shall have expertise in financial reporting.

Meetings

The committee will meet at least once a year, with authority to convene additional meetings, as circumstances require.  All committee members are expected to attend each meeting, in person or via tele- or video-conference.  The committee will invite members of management, auditors or others to attend meetings and provide pertinent information, as necessary.  It will hold private meetings with auditors (see below) and executive sessions.  Minutes will be prepared.

Responsibilities

The committee will carry out the following responsibilities.

Financial Statements

  Review significant accounting and reporting issues, including complex or unusual transactions and highly judgmental areas, and recent professional and regulatory pronouncements, and understand their impact on the financial statements.

  Review with management and the auditors the results of the audit, including any difficulties encountered.

  Review the annual financial statements, and consider whether they are complete, consistent with information known to committee members, and reflect appropriate accounting principles.

  Review other sections of the annual report before release and consider the accuracy and completeness of the information.

  Review with management and the auditors all matters required to be communicated to the board under generally accepted auditing standards.

  Understand how management develops interim financial information, and the nature and extent of auditor involvement.

  Review interim financial reports with management before filing with regulators, and consider whether they are complete and consistent with the information known to committee members.

Internal Control

  Consider the effectiveness of the company’s internal control over annual and interim financial reporting, including information technology security and control

  Understand the scope of auditors’ review of internal control over financial reporting, and obtain reports on significant findings and recommendations, together with management’s responses.

Audit

  Review the auditors’ proposed audit scope and approach

  Review the performance of the auditors, and exercise final approval on the appointment or discharge of the auditors

  Review and confirm the independence of the auditors by obtaining statements from the auditors on relationships between the auditors and the company, including nonaudit services, and discussing the relationships with the auditors

  On a regular basis, meet separately with the auditors to discuss any matters that the committee or auditors believe should be discussed privately

Compliance

  Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) of any instances of noncompliance

  Review the findings of any examinations by regulatory agencies, and any auditor observations

  Review the process for communicating the code of conduct to company personnel, and for monitoring compliance therewith

  Obtain regular updates from management and company legal counsel regarding compliance matters

Reporting Responsibilities

  Regularly report to the board of directors about committee activities, issues and related recommendations

  Provide and open avenue of communication between the auditors and the board of directors

  Review any other reports the company issues that relate to committee responsibilities

Other Responsibilities

  The committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the issuer of concerns regarding questionable accounting or auditing matters.

  Perform other activities related to this charter as requested by the board of directors

  Institute and oversee special investigations as needed

  Review and assess the adequacy of the committee charter annually, requesting board approval for proposed changes

  Confirm annually that all responsibilities outlined in this charter have been carried out

  Evaluate the committee’s and individual members’ performance on a regular basis.

January 28, 2004